                                PSW TECHNOLOGIES, INC.
                        EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                                ENROLLMENT/CHANGE FORM

            Action                          Complete Sections:
            ------                          ------------------
SECTION 1:  /  /  New Enrollment            2, 3, 6, 7 AND sign attached
ACTIONS                                                Stock Purchase Agreement
            /  /  Payroll Deduction Change  2, 4, 7
            /  /  Terminate Payroll
                  Deductions                2, 5, 7
            /  /  Beneficiary Change        2, 6, 7

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

SECTION 2:    Name _____________________________________________________________________
PERSONNEL            Last                First              MI          Dept.
DATA
              Home Address______________________________________________________________
                                         Street
                   _____________________________________________________________________
                    City                      State                 Zip Code

    Social Security #: / / / / - / / / - / / / / /

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
SECTION 3:    Effective with the
NEW           Purchase Period Beginning:        Payroll Deduction Amount: _____% of
ENROLLMENT                                      base salary*
              /  / May 1, 199__
              /  / November 1, 199__            * Must be a multiple of 1% up to a
                                                  maximum of 15% of base salary
              /  / Initial Purchase Period --

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
SECTION 4:    Effective with the                            I authorize the following new
PAYROLL       Pay Period Beginning:  ____________________   level of payroll deduction:
DEDUCTION                             Month, Day and Year   ___% of base salary*
CHANGE
                                                            * Must be a multiple of 1% up
                                                            to a maximum of 15% of base
                                                            salary

    NOTE: You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form.

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
SECTION 5:    Effective with the                         Your election to terminate your
TERMINATE     Pay Period Beginning: ___________________  payroll deductions for the balance
PAYROLL                             Month, Day and Year  of the purchase period cannot be
DEDUCTIONS                                               changed, and you may not rejoin
                                                         the purchase period at a later
                                                         date.  You will not be able to
                                                         resume participation in the ESPP
                                                         prior to the commencement of the
                                                         next purchase period.

    In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase period:

    /  /  Purchase shares of PSW Technologies, Inc. at end of the period
                       OR
    /  /  Refund ESPP payroll deductions collected

    NOTE: If your employment terminates for any reason or your eligibility status changes (< 20 hrs/wk or < 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that period will automatically be refunded to you.

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
SECTION 6:     Beneficiary(ies)                        Relationship of Beneficiary(ies)
BENEFICIARY    ----------------                        --------------------------------

               ____________________________________    __________________________________

               ____________________________________    __________________________________

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
SECTION 7:
AUTHORIZATION
                I hereby authorize the specific action or actions indicated above.


_________________________   ______________________________________
       Date                   Signature of Employee                   BPHPA1\ZP\0209738.02

